EXHIBIT 99.1

Synthesis Energy Systems, Inc. Announces the Restructuring of Zao Zhuang New Gas Company Joint Venture in Shandong Province, China

SES and Partner, Shandong Weijiao Group Xuecheng Energy Co., Ltd., to Evaluate New ZZ Facility in Zouwu Industrial Park

HOUSTON, Aug. 19, 2016 (GLOBE NEWSWIRE) -- Synthesis Energy Systems, Inc. (SES) (NASDAQ:SYMX), the global leader of full-range feedstock flexibility in advanced energy gasification technology, announced that the Company, and its JV partner, Shandong Weijiao Group Xuecheng Energy Co., Ltd. (Xuecheng Energy), have entered into a Definitive Agreement to restructure the Zao Zhuang New Gas Company Joint Venture (ZZ). Additionally, to dovetail with the Chinese government’s widespread initiative to move industry into larger scale, commercial and environmentally beneficial industrial parks, the partners intend to evaluate a new ZZ syngas facility in the Zouwu Industrial Park in Shandong Province. SES will retain an approximate nine percent ownership in the ZZ JV asset, and Xuecheng Energy has agreed to assume all outstanding liabilities of the ZZ JV. The agreement will take effect formally when the registration with the government is completed, which is expected within 30 days.

The ZZ facility, SES’s proof-of-concept plant and feedstock test facility with two SGT systems in Zao Zhuang City, Shandong Province, first produced clean syngas in December 2007. With the Chinese government’s widespread initiative to move heavy industry into larger scale industrial parks outside the city, the coke ovens owned by Xuecheng Energy which had produced coke oven gas for the ZZ JV, ceased operation in October 2015. SES has evaluated numerous options to repurpose the ZZ facility. It was determined that due to the same industrial park initiative, repurposing at the current site would not be an option. Xuecheng Energy has since constructed and is currently operating new and larger coke ovens, as well as an LNG manufacturing facility, at the Zouwu Industrial Park.

To further improve the effectiveness of its new facility, Xuecheng Energy is evaluating plans to build a project to upgrade the operation’s coal tar by-product to produce more valuable products including fuels, and has received the local government approval for the project. Additional syngas will be required for this operation, which is intended to be produced in the new industrial park via the restructured ZZ JV. Further, Rui Feng Enterprises is also making plans to proceed with its acetic anhydride facility at the new site. SES has retained a right to invest in the new ZZ project and Xuecheng Energy has agreed to utilize SGT for the syngas production there.

“This was a long thought through, tough decision to restructure ownership and start fresh, but one we believe is the right one to bring value – and a future – to the ZZ asset,” said DeLome Fair, SES President and CEO. “We plan to carefully evaluate the new opportunity for SES to join with Xuecheng Energy through investment into these new industrial park projects which rely on syngas from our SGT technology and which over time may serve additional multi-use needs as the industrial park expands.”

If the project moves forward, the new ZZ facility in the Zouwu Industrial Park will be the third industrial park planned to house SGT systems in Shandong Province. The other two, announced in Spring 2016, are Lijin County Binhai New District and Hekou Blue Economy Industrial Park Project, both in Dongying City.

About Synthesis Energy Systems, Inc.

Synthesis Energy Systems (SES) is a Houston-based technology company focused on bringing clean high-value energy to developing countries from low-cost and low-grade coal, biomass and municipal solid waste through its proprietary gasification technology based upon U-Gas®, licensed from the Gas Technology Institute. The SES Gasification Technology (SGT) can produce clean, low-cost syngas for power generation, industrial fuel gas, chemicals and transportation fuels, replacing expensive natural gas based energy. SGT enables Growth With Blue Skies, and greater fuel flexibility for both large-scale and efficient small- to medium-scale operations close to fuel sources. Fuel sources include low-rank, low-cost high ash, high moisture coals, which are significantly cheaper than higher grade coals, many coal waste products, biomass, and municipal solid waste feedstocks. For more information, please visit: www.synthesisenergy.com.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the ability of our project with Yima to produce earnings and pay dividends; our ability to develop and expand business of the TSEC joint venture in the joint venture territory; our ability to successfully partner our technology business; our ability to develop our power business unit and marketing arrangement with GE and our other business verticals, including DRI steel, through our marketing arrangement with Midrex Technologies, and renewables; our ability to successfully develop the SES licensing business; the ability of the ZZ Joint Venture to repurpose its existing facility or  develop a new SGT facility using its existing systems; events or circumstances which result in an impairment of our assets; our ability to reduce operating costs; our ability to make distributions and repatriate earnings from our Chinese operations; our limited history, and viability of our technology; commodity prices, including in particular methanol, and the availability and terms of financing; our ability to obtain the necessary approvals and permits for future projects; our ability to raise additional capital, if any, and our ability to estimate the sufficiency of existing capital resources; the sufficiency of internal controls and procedures; and our results of operations in countries outside of the U.S., where we are continuing to pursue and develop projects. Although SES believes that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected by us. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Contact:

MDC Group
Investor Relations:
David Castaneda
Arsen Mugurdumov
414.351.9758
IR@synthesisenergy.com

Media Relations:
Susan Roush
805.624.7624
PR@synthesisenergy.com